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                                                                    EXHIBIT 10.4

                EXTENSION, MODIFICATION AND RATIFICATION OF LEASE

This Extension, Modification and Ratification of Lease ("Agreement") effective the 31st day of May, 2000, between WOODLANDS EQUITY PARTNERSHIP - '89 (Lessor) and ZONAGEN INCORPORATED (Lessee) for and in consideration of $1.00, and other good and valuable consideration.

                                   WITNESSETH:

1. Lessor and Lessee hereby confirm and ratify (as modified below) all of the terms, conditions and covenants in that certain Lease Agreement ("Lease") between the parties dated March 22, 1990, and modified under Modification and Ratification of Lease dated October 13, 1992; Extension, Modification and Ratification of Lease dated July 12, 1993; Extension, Modification and Ratification of Lease dated January 25, 1996; and Expansion, Modification and Ratification of Lease date June 26, 1997; and Modification and Ratification of Lease dated November 1, 1997; under which Lessee has leased from Lessor approximately 24,000 square feet of net rentable area in that building located at 2408 Timberloch Place, Bays B1 through B9, The Woodlands, Montgomery County, Texas.

2. Lessor and Lessee agree that the Lease Term will be extended for 36 months, changing the expiration date from May 31, 2000, to May 31, 2003 ("Extension Period").

3.       Lessor and Lessee agree that the Security Deposit, as set out in
         Section 6 of the Lease, shall be increased by $1,609.79, and amount to be paid to Lessor contemporaneously with the execution of the Agreement. The total Security Deposit held by Lessor shall be $20,000.00.

4. Lessor and Lessee agree that during the Extension Period, the Base Rent, as set out in Section 7 of the Lease, shall be $20,000.00.

5. Lessor and Lessee agree that Section 33 of the Lease shall be deleted in its entirety and the following Section 33 shall be inserted in its stead:

         "33. Assignment by Lessee. Lessee shall not assign this Lease or any interest therein, nor sublet the Premises or any part thereof or any right or privilege appurtenant thereto, nor permit any other person, firm or entity to occupy or use the Premises or any portion thereof without first obtaining the prior written consent of Lessor. Lessor shall have the right, at its option, to terminate this Lease as to any portion of the Premises covered by a proposed assignment or sublease unless, based upon Lessee's historic improvement of the Premises beyond Lessor's allowance for leasehold improvements, as determined by Lessor in its sole discretion, the base rental amount to be paid by the assignee or sublessee is higher than the Base Rent paid by Lessee under the Lease, or to approve any such assignment or sublease only upon the condition that a) 1/2 of all rentals paid by the assignee or sublessee in excess of the rentals due from Lessee hereunder, shall be paid directly to Lessor, b) the proposed sublessee or assignee is financially capable of assuming Lessee's obligations hereunder, in the sole reasonable discretion of Lessor, c) in the event of an assignment to an assignee approved by Lessor at a base rent less than the Base Rent required by this Lease, Lessee



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         agrees to remain responsible for the full amount, less that paid by the assignee, and d) the proposed sublessee or assignee agrees to use the Premises only for the uses permitted of Lessee under this Lease, and to comply with all of the other terms and conditions of this Lease. Otherwise, Lessor's consent to any proposed sublease or assignment shall not be unreasonably withheld. Consent by Lessor to one assignment, subletting occupation or use by another person shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by the same or another person. Consent to an assignment or sublease shall not release Lessee from liability for the continued performance of the terms and provisions to be kept and performed by Lessee hereunder, unless Lessor specifically and in writing releases Lessee from said liability. Any assignment or subletting by operation of law or otherwise, (including without limitation, a transfer of controlling interest in Lessee to any other person, firm or entity) without the prior written consent of Lessor, shall be void and shall, at the option of Lessor, terminate this Lease. Lessee covenants and agrees that when the prior written consent of Lessor is obtained, and in the event the subletting or assignment is to be arranged through public advertisement or listing of any kind, Lessee will treat all applications for sublease or assignment in a uniform manner and will award leases according to objective standards. No decision on any application shall be made on the ground of the applicant's race, color, religion, sex or national origin.

6. No Other Modification. The Lease, as amended by this Agreement, will continue in full force and effect and is hereby ratified by Lessor and Lessee. All defined and capitalized terms as set forth in the Lease shall have the same meanings when used in this Agreement unless otherwise provided herein. Nothing in this Agreement modifies any of the provisions of the Lease, except as expressly provided in this Agreement. This Agreement embodies the entire agreement and understanding between Lessor and Lessee as may be applicable with respect to the specific matters set forth herein, and supercedes all prior agreements and understandings, written or oral, between Lessor and Lessee related to such matters.



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         The parties hereto have executed this Agreement in multiple counterparts, each of which shall constitute an original, but collectively shall constitute only one document. Notwithstanding anything contained herein to the contrary, the terms of this Agreement shall not be binding on Lessor until it has been signed by Lessor and a fully executed copy is delivered to Lessee.


                                       LESSOR:

                                       WOODLANDS EQUITY PARTNERSHIP-89 LIMITED
                                       A Texas Limited Partnership
                                       By: THE WOODLANDS COMMERCIAL PROPERTIES
                                           COMPANY, L.P., A Texas Limited
                                           Partnership
                                           Its General Partner
                                           By: The Woodlands Operating Company,
                                               L.P. a Texas limited partnership
                                               Its Authorized Agent

                                               By: /s/ Eric H. Wojner
                                                  ------------------------------
                                               Name: Eric H. Wojner
                                                    ----------------------------
                                               Title: V.P., Commercial Division
                                                     ---------------------------



                                       LESSEE:

                                       ZONAGEN INCORPORATED


                                       By: /s/ F. Scott Reding
                                          ---------------------------
                                       Name: F. Scott Reding
                                            -------------------------
                                       Title: CFO
                                             ------------------------



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